                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6
    (e)(2))

[x] Definitive Proxy Statement [ ] Definitive Additional Materials

[ ] Soliciting Material Under Rule 14a-12

                          Fox Entertainment Group, Inc.

                (Name of Registrant as Specified In Its Charter)



     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

        [ ] Fee paid previously with the preliminary materials:

        [ ] Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                      [LOGO OF FOX ENTERTAINMENT GROUP, INC.]

                         FOX ENTERTAINMENT GROUP, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Fox Entertainment Group, Inc.:

      The Annual Meeting of Stockholders of Fox Entertainment Group, Inc. (the "Company") will be held at the Citibank Auditorium, 399 Park Avenue, 12th Floor, New York, New York, at 10:00 a.m., local time, on November 13, 2001, for the following purposes:

       1. To elect the Board of Directors for the ensuing year.

       2. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for the fiscal year ending June 30, 2002.

       3. To transact such other business as may properly come before the meeting.

      All stockholders are invited to attend the meeting. Stockholders of record at the close of business on October 11, 2001, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting. A complete list of stockholders entitled to notice of, and to vote at, the meeting will be open to examination by the stockholders beginning ten days prior to the meeting for any purpose germane to the meeting during normal business hours at the office of the Secretary of the Company at 1211 Avenue of the Americas, New York, New York 10036.

      Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the enclosed envelope. Returning a proxy will not deprive you of your right to attend the annual meeting and vote your shares in person.

                                          By Order of the Board of Directors

                                          /s/ Lawrence A. Jacobs
                                          LAWRENCE A. JACOBS
                                             Secretary

New York, New York
October 12, 2001

                         FOX ENTERTAINMENT GROUP, INC.
                          1211 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10036

                                (212) 852-7111

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

   The accompanying proxy is solicited by the Board of Directors of Fox Entertainment Group, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., local time, on November 13, 2001, at the Citibank Auditorium, 399 Park Avenue, 12th Floor, New York, New York, and any adjournment thereof.

   This proxy statement and accompanying proxy card are being mailed commencing on or about October 12, 2001 to stockholders of record at the close of business October 11, 2001.

                          VOTING SECURITIES; PROXIES

   The Company has two classes of common stock, Class A common stock ("Class A Common Stock") and Class B common stock ("Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"). Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to ten votes per share, on all matters to be voted on by stockholders. A majority of all of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. A plurality of the votes cast, present in person or represented by proxy at the Annual Meeting, is required for election of the nominees as directors. Holders of shares of Class A Common Stock and Class B Common Stock are not entitled to cumulate their votes in the election of directors. In all matters other than the election of directors, a majority of the votes cast by holders of shares of Class A Common Stock and Class B Common Stock present in person or represented by proxy at the Annual Meeting, and entitled to vote, is required. An inspector of election appointed for the meeting shall determine whether a quorum is present and determine the number of votes cast by holders of Common Stock for all matters.

   The form of proxy solicited by the Board of Directors affords stockholders the choice among approval of, disapproval of, or abstention with respect to each matter to be acted upon at the Annual Meeting. Shares of Class A Common Stock and Class B Common Stock, represented by the proxy, will be voted, except as to matters with respect to which authority to vote is specifically withheld. Where the solicited stockholder indicates a choice on the form of proxy with respect to any matter to be acted upon, the shares will be voted as specified. Abstentions and broker non-votes will not effect the outcome of the election of directors or the ratification of the appointment of the independent public accountants. With respect to all other matters to be voted on by stockholders at the Annual Meeting, abstentions will have the same effect as "no" votes, and broker non-votes will have no effect on the outcome of the vote.

   All shares of Class A Common Stock and Class B Common Stock, represented by properly executed proxies which are returned and not revoked, will be voted in accordance with the instructions, if any, given therein. If no instructions are provided in a proxy, the shares of Class A Common Stock and Class B Common Stock represented by such proxy will be voted FOR the Board's nominees for director, and FOR the ratification of the appointment of Arthur Andersen LLP and in accordance with the proxy-holder's best judgment as to any other matters raised at the Annual Meeting.

   A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, executing and delivering to the Company a later dated proxy reflecting contrary instructions or appearing at the Annual Meeting and taking appropriate steps to vote in person.

   At the close of business on October 11, 2001, 298,804,106 shares of Class A Common Stock and 547,500,000 shares of Class B Common Stock were outstanding and eligible for voting at the meeting. Only stockholders of record at the close of business on October 11, 2001 are entitled to notice of, and to vote at, the meeting.

   As of October 11, 2001, FEG Holdings, Inc., an indirect wholly-owned subsidiary of The News Corporation Limited ("News Corporation"), owned 174,004,106 shares of Class A Common Stock and 547,500,000 shares of Class B Common Stock of the Company, representing in the aggregate 85.25% of the equity and 97.84% of the voting power of the Company.

   FEG Holdings, Inc. has advised the Company that it intends to vote all of its shares of Class A Common Stock and Class B Common Stock in favor of the election of the nominated directors and the ratification of the appointment of the independent public accountants. Such action by FEG Holdings, Inc. will be sufficient to elect such directors and ratify the appointment of the independent public accountants without any action on the part of any other holder of Common Stock.

   The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, certain officers and employees of the Company, without additional remuneration, may also solicit proxies personally, by facsimile and by telephone. In addition to mailing copies of this material to stockholders, the Company may request persons, and reimburse them for their expenses in connection therewith, who hold stock in their names or custody or in the names of nominees for others, to forward such material to those persons for whom they hold stock of the Company and to request their authority for execution of the proxies.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The bylaws of the Company provide that each director serves from the date of election until the next annual meeting of stockholders and until his successor is elected and qualified. The specific number of directors is set by a resolution adopted by a majority of the entire Board of Directors. The number of directors is currently fixed at eight. Proxies cannot be voted for a greater number of persons than the number of nominees named.

   The persons named in the accompanying proxy intend to vote for the election of the nominees listed herein as directors. Each nominee has consented to serve if elected. The Board of Directors has no reason to believe that any nominee will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board of Directors designates a substitute nominee or nominees, the persons named as proxies will vote for the substitute nominee or nominees designated by the Board of Directors.

      The following table sets forth certain information with respect to the individuals nominated and recommended to be elected by the Board of Directors of the Company and is based on the records of the Company and information furnished to it by such persons. Reference is made to "Security Ownership of Certain Beneficial Owners and Management" for information pertaining to stock ownership by the nominees.

    NAME OF NOMINEE      AGE                         POSITION
    ---------------      ---                         --------
K. Rupert Murdoch....... 70  Chairman and Chief Executive Officer
Peter Chernin........... 50  President, Chief Operating Officer
David F. DeVoe.......... 54  Senior Executive Vice President, Chief Financial Officer
Arthur M. Siskind....... 63  Senior Executive Vice President, General Counsel
Chase Carey............. 47  Director
Christos M. Cotsakos.... 53  Director
Laura D'Andrea Tyson.... 55  Director
Thomas W. Jones......... 52  Director

BIOGRAPHICAL INFORMATION

   K. RUPERT MURDOCH has been a Director of the Company since 1985, Chairman since 1992 and Chief Executive Officer of the Company since 1995. Mr. Murdoch has been Chairman of the Board of Directors of News Corporation since 1991, and Director and Chief Executive of News Corporation since its formation in 1979. Mr. Murdoch has served as a Director of News Limited, News Corporation's principal subsidiary in Australia, since 1953, a Director of News International plc, News Corporation's principal subsidiary in the United Kingdom, since 1969, and a Director of News America Incorporated, News Corporation's principal subsidiary in the United States ("NAI"), since 1973. Mr. Murdoch has served as a Director of STAR since 1993 and Chairman from 1993 to 1998, as a Director of British Sky Broadcasting Group plc ("BSkyB") since 1990 and Chairman since June 1999 and as a Director of Fox Family Worldwide ("FFW") since 1996. Mr. Murdoch is also a member of the board of directors of Philip Morris Companies, Inc. and China Netcom Corporation (Hong Kong) Limited.

   PETER CHERNIN has been a Director and President and Chief Operating Officer of the Company since 1998. Mr. Chernin has been a Director, President and Chief Operating Officer of News Corporation and a Director, Chairman and Chief Executive Officer of NAI, since 1996. Mr. Chernin was Chairman and Chief Executive Officer of Fox Filmed Entertainment ("FFE") from 1994 until 1996, Chairman of Twentieth Century Fox Film Corporation from 1992 until 1994 and President of Fox Broadcasting Company ("FOX") from 1989 until 1992. Mr. Chernin served as a Director of TV Guide, Inc. from 1999 until July 2000 and has been a Director of Sky Global Networks, Inc. ("SGN") since June 2001. Mr. Chernin has served on the Advisory Board of PUMA AG since 1999 and as a Director of E*TRADE Group, Inc. since 1999.

   DAVID F. DEVOE has been a Director of the Company since 1991 and Senior Executive Vice President and Chief Financial Officer of the Company since 1998. Mr. DeVoe has been a Director, Chief Financial Officer and Finance Director of News Corporation since 1990 and Senior Executive Vice President of News Corporation since 1996. Mr. DeVoe was an Executive Vice President of News Corporation from 1990 until 1996. Mr. DeVoe has been a Director of NAI since 1991 and a Senior Executive Vice President since January 1998. Mr. DeVoe served as Executive Vice President of NAI from 1991 to 1998. Mr. DeVoe has been a Director of SGN since June 2001, NDS Group plc since 1996, STAR since 1993 and BSkyB since 1994.

   ARTHUR M. SISKIND has been a Director and Senior Executive Vice President and General Counsel of the Company since 1998. Mr. Siskind has been a Director and Group General Counsel of News Corporation since 1991 and a Senior Executive Vice President of News Corporation since 1996. Mr. Siskind served as Executive Vice President of News Corporation from 1991 until 1996. Mr. Siskind has been a Director of NAI since 1991 and a Senior Executive Vice President since 1998. Mr. Siskind served as an Executive Vice President of NAI from 1991 to 1998. Mr. Siskind has been a Director of SGN since June 2001, NDS Group plc since 1996, STAR since 1993 and BSkyB since 1992. Mr. Siskind has been a member of the Bar of the State of New York since 1962.

   CHASE CAREY has been a Director of the Company since 1992. Mr. Carey was Co-Chief Operating Officer of the Company from 1998 until 2000. Mr. Carey served as the Chairman and Chief Executive Officer of Fox Television from 1994 until 2000. Mr. Carey has been a Director of News Corporation since 1996 and was Co-Chief Operating Officer from 1996 until 2000. Mr. Carey has been a Director of NAI since 1996, President and Chief Operating Officer of NAI since 1998 and Executive Vice President of NAI from 1996 to 1998. Mr. Carey has been a Director, President and Chief Executive Officer of SGN since June 2001. Mr. Carey was President of the Company from 1995 to 1998, Executive Vice President and Chief Operating Officer from 1991 to 1995 and Senior Vice President from 1988 to 1991. Mr. Carey served as a Director of TV Guide, Inc. from 1999 to July 2000 and has served as a Director of Gemstar-TV Guide International, Inc. since July 2000. Mr. Carey has been a Director of STAR since 1993, a Director of NDS Group plc since 1998 and a Director of FFW since 1996. Mr. Carey also serves on the board of directors of Gateway Inc. and Colgate University.

   CHRISTOS M. COTSAKOS has been a Director of the Company since 1999. Mr. Cotsakos has been President, Chief Executive Officer and a Director of E*TRADE Group, Inc. since 1996 and Chairman of its board of directors since 1998. Prior to joining E*TRADE Group, Inc., he served as President, Co-Chief Executive Officer, Chief Operating Officer and a director of A.C. Nielsen, Inc. from 1995 to 1996, as President and Chief Executive Officer of Nielsen International from 1993 to 1995, and as President and Chief Operating Officer of Nielsen Europe, Middle East and Africa from 1992 to 1993. Mr. Cotsakos also serves as a director of Official Payments Corporation.

   LAURA D'ANDREA TYSON has served as a Director of the Company since 1999. Dr. Tyson has been the Dean of the Haas School of Business Administration at the University of California at Berkeley since 1998. She holds the Class of 1939 Chair in Economics and Business Administration at the Haas School of Business. Dr. Tyson served as National Economic Adviser to the President of the United States from 1995 to 1996 and as Chair of the White House Council of Economic Advisers from 1993 to 1995. She also served as a member of the President's National Security Council and Domestic Policy Council. Dr. Tyson is also a director of Eastman Kodak Company, Human Genome Sciences, Inc., Morgan Stanley, Dean Witter & Co., SBC Communications Inc. and VIASense, Inc.

   THOMAS W. JONES has served as a Director of the Company since May 2001. Mr. Jones has been the Chairman and Chief Executive Officer of Citigroup's Global Investment Management and Private Banking Group since 1999. He is also Chairman and Chief Executive Officer of Citigroup Asset Management. Mr. Jones served as Executive Vice President of Finance and Planning, and Chief Financial Officer for TIAA-CREF between 1989-1993, President and Chief Operating Officer from 1993 to 1997 and Vice Chairman and Director from 1995 to 1997, when he joined Travelers Group as Vice Chairman and Director. He is also a Director of Federal Home Loan Mortgage Corporation, a Trustee of Cornell University, the Educational Broadcasting Corporation, and the Investment Company Institute.

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

COMMITTEES OF THE BOARD--BOARD MEETINGS

   The Company's Board of Directors held four meetings during the fiscal year ended June 30, 2001. Directors who are employees of the Company or News Corporation do not receive any compensation for their services as Directors or members of committees of the Board of Directors. Directors who are not employees of the Company or News Corporation are compensated for their services as Directors by an annual retainer of $30,000 and $1,000 for attendance at each Board meeting and each meeting of the committee of the Board on which they serve. All Directors are reimbursed for their reasonable expenses incurred in attending meetings of the Board of Directors.

   The Board of Directors has established an audit and a remuneration committee to assist it in the discharge of its responsibilities. The principal responsibilities of each committee and the members of each committee are described in the succeeding paragraphs. Actions taken by any committee of the Board are reported to the Board of Directors, usually at its next meeting or by written report.

   The Audit Committee of the Board of Directors currently consists of Christos
M. Cotsakos, Laura D'Andrea Tyson and Thomas W. Jones. The Audit Committee held five meetings during the fiscal year ended June 30, 2001. Mr. Cotsakos and Dr. Tyson participated in all five meetings. Mr. Jones was appointed to the Audit Committee in May 2001, and attended the one meeting in Fiscal 2001 held after that date. Under applicable rules of the NYSE, Mr. Jones, through his position at Citigroup, the parent of Citibank N.A. ("Citibank"), may be deemed not to be an independent director for purposes of serving as a member of the Audit Committee. The Company and News Corporation have engaged Citibank for various banking services. Management believes that any banking fees negotiated and paid to Citibank are in line with terms and fees made and paid by both the Company and other corporations to other banking institutions for similar services. The Board has determined that it is in the best interest of the Company for Mr. Jones to serve on the Audit Committee. The Board has further determined that the remaining members of the Audit Committee are "independent" as defined by the rules of the NYSE.

   The function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Audit Committee, as set forth in more detail in its Charter, are: to review the financial reports and other financial information provided by the Company to any governmental body or the public; to review the Company's systems of internal controls regarding finance and accounting that management and the Board have established; to review the Company's auditing, accounting and financial reporting processes generally; to serve as an independent and objective party to monitor the Company's financial reporting process and internal control system; to review and appraise the audit efforts of the Company's independent accountants and corporate audit departments; to provide an open avenue of communication among the independent accountants, financial and senior management, the corporate audit department, and the Board of Directors; and to advise the Board of Directors on any other requested issues and such other duties as the Board of Directors may designate from time to time. The Audit Committee Charter is reviewed annually. See "Report of the Audit Committee."

REPORT OF THE AUDIT COMMITTEE

   In accordance with its written charter, a copy of which is attached as Annex A, approved by the Board of Directors, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. As part of the Audit Committee's meetings, the Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and independent accountants prior to the filing of the respective Quarterly Report on Form 10-Q.

   In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent accountants (i) a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," (ii) discussed with the accountants any relationships that may impact their objectivity and independence, and (iii) considered whether the non-audit fees billed to the Company by Arthur Andersen LLP are compatible with maintaining the accountants' independence. The Audit Committee also discussed with management, the corporate auditors and the independent accountants the quality and adequacy of the Company's internal controls and the corporate audit function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with both the independent and the corporate auditors their audit plans, audit scope, and identification of audit risks.

   The Audit Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent accountants' audit of the financial statements. The Audit Committee also discussed the results of the corporate audit activities.

   The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended June 30, 2001, with management and the independent accountants. Management has the responsibility for the preparation of the Company's financial statements and the independent accountants have the responsibility for the audit of those statements.

   Based on the above-mentioned review and discussions with management and the independent accountants, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent accountants, and the Board concurred in such recommendation.

   The Audit Committee:

       Christos M. Cotsakos (Chairman)
       Dr. Laura D'Andrea Tyson
       Thomas W. Jones

   The Remuneration Committee of the Board of Directors currently consists of
K. Rupert Murdoch, Peter Chernin and Chase Carey. The Remuneration Committee did not hold any meetings during the fiscal year ended June 30, 2001. The Committee is to review and make recommendations to the Board of Directors on the remuneration of the Chief Executive Officer, to review and make recommendations to the Chief Executive Officer on the remuneration of the other senior executive officers and such other duties as the Board of Directors may designate from time to time.

   The Board of Directors does not have a nominating committee. This function is performed by the Board of Directors as a whole.

   There are no family relationships among any of the directors or executive officers of the Company. The Company's executive officers serve in such capacity at the pleasure of the Board of Directors.

                       EXECUTIVE OFFICERS OF THE COMPANY

   The names and ages of the executive officers of the Company as of October 10, 2001 and their positions with the Company are as follows:

        EXECUTIVE OFFICERS         AGE                 POSITION
        ------------------         ---                 --------
K. Rupert Murdoch................. 70  Chairman and Chief Executive Officer
Peter Chernin..................... 50  President, Chief Operating Officer
David F. DeVoe.................... 54  Senior Executive Vice President, Chief
                                         Financial Officer
Arthur M. Siskind................. 63  Senior Executive Vice President, General
                                         Counsel

   All of the Executive Officers of the Company are also executive officers of News Corporation. As executive officers of News Corporation, the Executive Officers of the Company continue to render services to News Corporation.

   The biographical description of each Executive Officer is set forth under "Election of Directors" above.

   For the fiscal year ended June 30, 2001, no amount of compensation was paid or accrued by the Company for the account of the Executive Officers of the Company, and no amount of compensation was paid or accrued to News Corporation with respect to the services of the Executive Officers. Information regarding the compensation received by the Executive Officers for their services to News Corporation and its subsidiaries will be included in the Annual Report of News Corporation on Form 20-F for the fiscal year ended June 30, 2001.

   The Senior Executives of the Company (in addition to persons identified as Executive Officers above) are as follows:

  SENIOR EXECUTIVES    AGE                              POSITION
  -----------------    ---                              --------
James N. Gianopulos... 49  Chairman of Fox Filmed Entertainment
David Hill............ 55  Chairman and Chief Executive Officer of Fox Sports Television Group
Thomas E. Rothman..... 46  Chairman of Fox Filmed Entertainment
Mitchell Stern........ 47  Chairman and Chief Executive Officer of Fox Television Stations

   Set forth below is a brief biographical description of the Senior Executives who are not Executive Officers of the Company:

   JAMES N. GIANOPULOS has been Chairman of FFE since July 2000. He shares the position with Thomas E. Rothman. Mr. Gianopulos was President of Twentieth Century Fox International from 1994 until July 2000 overseeing both the Theatrical and the Home Entertainment units. Mr. Gianopulos was President of International and Pay Television for Twentieth Century Fox from 1992 to 1994. Mr. Gianopulos serves on the Boards of the USC Entertainment Technology Committee and KCRW for National Public Radio.

   DAVID HILL has served as Chairman and Chief Executive Officer of Fox Sports Television Group since 1999. Mr. Hill served as Chairman and Chief Executive Officer of FOX from 1997 until 1999 and served as President of Fox Sports, a division of Fox Television, from 1993 to 1999. From 1996 until 1997, Mr. Hill served as Chief Operating Officer of Fox Television. In addition, Mr. Hill has served as Chairman of Fox Sports Networks since 1996. From 1996 through 1997, Mr. Hill also served as Fox Sports Networks' Chief Executive Officer.

   THOMAS E. ROTHMAN has been Chairman of FFE since July 2000. He shares the position with James N. Gianopulos. Mr. Rothman previously served as President of Twentieth Century Fox Film Group from January to August 2000, and was President of Twentieth Century Fox Production from 1995 to 2000. In 1994, he was the founder and first President of Fox Searchlight Pictures. Mr. Rothman also serves as a member of the board of directors of the Sundance Institute.

   MITCHELL STERN has been Chairman and Chief Executive Officer of Fox Television Stations since 1998. Mr. Stern was President and Chief Operating Officer of Fox Television Stations, Inc. from 1993 to 1998.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   Set forth below is stock ownership information as of October 11, 2001 as to each person who owns, or is known by the Company to own beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), more than five percent of the Common Stock of the Company, and the number of shares of Common Stock owned by its Directors and by all Executive Officers and Directors as a group. Other than News Corporation, the persons named below own only Class A Common Stock.

                     NAME AND ADDRESS                          AMOUNT AND NATURE    PERCENT
                    OF BENEFICIAL OWNER                     OF BENEFICIAL OWNERSHIP OF CLASS
                    -------------------                     ----------------------- --------
News Corporation (1).......................................       721,504,106(2)     85.25%
K. Rupert Murdoch..........................................             5,000            *
Peter Chernin..............................................             4,444            *
Chase Carey................................................             5,000            *
David F. DeVoe.............................................             4,000            *
Arthur M. Siskind..........................................             4,000            *
Christos M. Cotsakos.......................................            40,000            *
Laura D'Andrea Tyson.......................................                --           --
Thomas W. Jones............................................             5,000            *
All Directors and Executive Officers as a group (7 persons)            67,444            *

--------
(1) Such shares are held by FEG Holdings, Inc., an indirect wholly-owned subsidiary of News Corporation.
(2)Consists of 174,004,106 shares of Class A Common Stock and 547,500,000 shares of Class B Common Stock. The shares of Class B Common Stock are convertible on a 1:1 basis at the option of the holder into shares of Class A Common Stock.
*  Less than one percent.

   Set forth below is the information as of October 11, 2001 as to the beneficial ownership of the outstanding Ordinary Shares of News Corporation (the only class of shares of News Corporation generally entitled to voting rights) by each person who at such time owned more than five percent thereof, by the Company's Directors and Executive Officers and by all of the Directors and Executive Officers of the Company as a group. The following table does not include beneficial ownership of Preferred Limited Voting Ordinary Shares of News Corporation ("Preferred Ordinary Shares").

                      NAME AND ADDRESS                            AMOUNT AND NATURE     PERCENT
                     OF BENEFICIAL OWNER                       OF BENEFICIAL OWNERSHIP  OF CLASS
                     -------------------                       -----------------------  --------
Cruden Investments Pty. Limited...............................        607,322,053(1)       30%
K. Rupert Murdoch.............................................        607,322,053(1)(2)    30%
Peter Chernin.................................................               --  (3)       --
Chase Carey...................................................               --  (4)
David F. DeVoe................................................               --  (5)        *
Arthur M. Siskind.............................................             27,821(6)        *
Christos M. Cotsakos..........................................               --            --
Laura D'Andrea Tyson..........................................               --            --
Thomas W. Jones...............................................               --            --
All Directors and Executive Officers of the Company as a group
  (7 persons).................................................        607,349,874          30%

--------
(1) Includes Ordinary Shares owned by (i) Mr. Murdoch, (ii) Cruden Investments Pty. Limited, a private Australian investment company owned by Mr. Murdoch, members of his family and various corporations and trusts, the beneficiaries of which include Mr. Murdoch, members of his family and certain charities and

   (iii) corporations, including a subsidiary of Cruden, which are controlled by trustees of settlements and trusts set up for the benefit of the Murdoch family, certain charities and other persons. By virtue of shares of News Corporation owned by such persons and entities and Mr. Murdoch's positions as Chairman and Chief Executive of News Corporation and Chairman and Chief Executive Officer of the Company, Mr. Murdoch may be deemed to control the operations of News Corporation and the Company. In addition, Mr. Murdoch, Cruden Investments Pty. Limited and such other entities beneficially own 230,348,706 Preferred Ordinary Shares. The address of Cruden Investments Pty. Limited is Level 2, 306 Little Collins Street, Melbourne, Victoria, Australia.
(2) Mr. Murdoch has been granted options to purchase 24,000,000 Preferred Ordinary Shares, of which 12,000,000 are currently exercisable or become exercisable within 60 days.
(3) Mr. Chernin has been granted options to purchase 17,275,000 Preferred Ordinary Shares, of which 7,525,000 are currently exercisable or become exercisable within 60 days.
(4) Mr. Carey has been granted options to purchase 5,300,000 Preferred Ordinary Shares, of which 3,310,000 are currently exercisable or become exercisable within 60 days.
(5) Mr. DeVoe has been granted options to purchase 3,190,000 Preferred Ordinary Shares, of which 1,250,000 are currently exercisable or become exercisable within 60 days.
(6) In addition, Mr. Siskind beneficially owns 50,143 Preferred Ordinary Shares and has been granted options to purchase 3,660,000 Preferred Ordinary Shares, of which 1,720,000 are currently exercisable or become exercisable within 60 days.
*  Less than one percent.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATIONSHIPS BETWEEN THE COMPANY AND NEWS CORPORATION

BUSINESS RELATIONSHIPS

   News Corporation and its subsidiaries have, in the past, engaged in a broad range of relationships with the Company and its subsidiaries. These relationships have included the purchase by programming platforms owned, in whole or in part, by News Corporation of programming created or owned by the Company; the purchase by the Company of television and movie rights related to books published by HarperCollins Publishers Inc. or other News Corporation publications; the purchase of advertising in free-standing inserts or other publications of News Corporation; and the purchase of certain television broadcasting equipment services from News Corporation. The Company believes that the terms and conditions of all such arrangements are fair and reasonable.

MASTER INTERCOMPANY AND OTHER AGREEMENTS

   For purposes of governing certain on-going relationships between the Company and News Corporation, the Company and News Corporation have entered into various agreements and relationships, including those described below. The agreements described below were negotiated in the context of a parent-subsidiary relationship and therefore are not the result of arm's-length negotiations between independent parties. There can be no assurance, therefore, that each of such agreements, or the transactions provided for therein, or any amendments thereof will be effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties.

   The following descriptions summarize all material terms of such agreements.

MASTER INTERCOMPANY AGREEMENT

   The Company and News Corporation have entered into a Master Intercompany Agreement which provides, among other things, for certain agreements governing the relationship between the Company and News

Corporation. The consideration for each of the services and other arrangements set forth in the Master Intercompany Agreement have been mutually agreed upon between News Corporation and the Company based upon allocated costs, provided that all such consideration and any material arrangements are subject to the approval of the respective Audit Committees of the Company's and News Corporation's Boards of Directors. For the fiscal year ended June 30, 2001, no amount was paid or accrued by the Company to or for the account of News Corporation for services under the Master Intercompany Agreement other than the amounts set forth under "Cash Management and Financing."

   Cash Management and Financing
   -----------------------------

   Pursuant to the Master Intercompany Agreement, the Company may utilize the worldwide treasury and cash management function, including the use of bank overdraft facilities, of News Corporation and its subsidiaries, subject to certain limitations. In addition, the Company's cash balances are available to News Corporation and its subsidiaries. From November 11, 1998, interest on outstanding intercompany balances (see "Intercompany Debt") has been charged at commercial market rates not exceeding News Corporation's average cost of borrowings as set forth in the Master Intercompany Agreement. At June 30, 2001, the intercompany interest rate approximated 8%.

   Executive Officer Services
   --------------------------

   The Master Intercompany Agreement provides that News Corporation or its subsidiaries will make available to the Company the services of Messrs. K. Rupert Murdoch, the Company's Chairman and Chief Executive Officer; Peter Chernin, the Company's President and Chief Operating Officer; David F. DeVoe, the Company's Senior Executive Vice President and Chief Financial Officer; and Arthur M. Siskind, the Company's Senior Executive Vice President and General Counsel, and such other employees of News Corporation as the Company and News Corporation may from time to time designate.

   Although it is contemplated that such executives will spend a considerable portion of their business time in connection with the business of the Company, they will also be engaged in activities for News Corporation not related directly to the business of the Company. In addition, pursuant to the Master Intercompany Agreement, News Corporation may terminate the availability of the services of such executives upon notice to the Company.

   Services of Company Employees
   -----------------------------

   The Master Intercompany Agreement provides that News Corporation and its subsidiaries may from time to time request certain employees of the Company to devote time to the business activities of News Corporation, its subsidiaries and affiliated and associated companies.

   Facility Arrangements
   ---------------------

   Certain of the Company's facilities are or may in the future be located on premises owned or leased by News Corporation, or entities in which News Corporation has an interest. Furthermore, certain facilities of News Corporation, or entities in which News Corporation has an interest, are or may in the future be located on premises owned or leased by the Company. The Master Intercompany Agreement provides that News Corporation and its subsidiaries, on the one hand, and the Company, on the other hand, will permit each other to use all or a portion of their respective premises.

   Employee Matters
   ----------------

   The Master Intercompany Agreement provides that certain employees of the Company may from time to time continue to be eligible to participate in stock option and other employee benefit plans maintained by News Corporation and its subsidiaries. The Company will assume and be solely responsible for all liabilities and obligations whatsoever with respect to current officers and employees of the businesses owned and operated by the Company and former officers and employees of such businesses who, immediately prior to the termination of their employment, were employed in such businesses.

   Insurance
   ---------

   The Master Intercompany Agreement provides that News Corporation or its subsidiaries will provide insurance coverage on behalf of the Company against certain risks and in amounts of coverage consistent with current coverages or as otherwise may be agreed between them. The Master Intercompany Agreement further provides that News Corporation will not be obligated to maintain any type or amount of coverage.

   Services
   --------

   The Master Intercompany Agreement provides that News Corporation and its subsidiaries will continue to provide various services to each other, including material procurement, transportation and financial and administrative services.

   Trademarks
   ----------

   The Master Intercompany Agreement provides that News Corporation and its subsidiaries and the Company will be granted a royalty-free license to use certain trademarks and service marks of the Company and that the Company will be granted a royalty-free license to use certain trademarks and service marks of News Corporation and its subsidiaries. The Master Intercompany Agreement also provides that the license granted by News Corporation to the Company may be terminated at any time by News Corporation.

   Indemnities by the Company
   --------------------------

   News Corporation or its subsidiaries have, in the past, given certain guarantees or made commitments relating to the businesses that are conducted by the Company. These include commitments made in connection with film rights agreements and funding and other obligations made to Liberty IFE, Inc., the holder of Series A Preferred Stock of Fox Family Worldwide having a liquidation preference of $345 million. The Master Intercompany Agreement provides that the Company will assume all such obligations and commitments, and will indemnify and hold News Corporation and its subsidiaries harmless from and against all liabilities arising from any default thereunder.

   Indemnities by News Corporation
   -------------------------------

   The Master Intercompany Agreement provides that News Corporation will indemnify and hold the Company and its subsidiaries harmless from and against any and all liabilities arising from any default under the debt instruments or obligations of News Corporation or its subsidiaries (other than the Company) which have been guaranteed by the Company or its subsidiaries or will be guaranteed by the Company in the future.

   Tax Sharing Agreement
   ---------------------

   The Company and certain of its subsidiaries are included in the consolidated group of News Publishing Australia Limited, the principal U.S. subsidiary of News Corporation, for U.S. federal income tax purposes (the "Consolidated Group") as well as in certain consolidated, combined or unitary groups which include News Publishing Australia Limited and/or certain of its subsidiaries (a "Combined Group") for state and local income tax purposes. The Company and News Publishing Australia Limited have entered into a tax sharing agreement (the "Tax Sharing Agreement"). Pursuant to the Tax Sharing Agreement, the Company and News Publishing Australia Limited generally make payments between them in order to allocate the tax liabilities and tax attributes of the Consolidated Group or any Combined Group. Losses and other future tax benefits of the Company and its subsidiaries actually availed of to reduce the tax liabilities of the Consolidated Group or Combined Group and any taxes actually paid by the Company and its subsidiaries included in such Groups will be taken into account for this purpose. The Company and News Publishing Australia Limited will cooperate in preparing any tax return filed with respect to the Consolidated Group or any Combined Group.

   News Publishing Australia Limited is primarily responsible for preparing and filing any tax return with respect to the Consolidated Group or any Combined Group, as well as for controlling and contesting any audit or other tax proceeding with respect to the Consolidated Group or any Combined Group. The Company is responsible for preparing and filing any tax returns that include only the Company and its subsidiaries and for any taxes with respect to such tax returns.

   In general, the Company and its included subsidiaries will be included in the Consolidated Group for so long as News Publishing Australia Limited beneficially owns at least 80% of the total voting power and value of the outstanding stock of the Company. Each member of a consolidated group for federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the Tax Sharing Agreement allocates tax liabilities between the Company and News Publishing Australia Limited, during the period in which the Company is included in the Consolidated Group, the Company could be liable in the event that any federal tax liability is incurred, but not discharged, by any other member of the Consolidated Group.

INTERCOMPANY DEBT

   Prior to the consummation of the initial public offering which closed on November 16, 1998, News Corporation and its subsidiaries eliminated certain of the Intercompany borrowings owed by the Company, and the Company issued Intercompany Notes to a subsidiary of News Corporation in an aggregate amount of $4.5 billion, representing the remaining Intercompany borrowings and payment of dividends by the Company to a subsidiary of News Corporation (and approximately $3.8 billion was the largest aggregate amount of such indebtedness in the fiscal year ended June 30, 2001). The Intercompany Notes constitute unsecured, general obligations of the Company and mature on June 30, 2003. The Intercompany Notes bear interest at a rate equal to the average cost of long-term debt of News Corporation (currently 8% per annum), adjusted annually. The Company used the entire net proceeds from the initial public offering to repay a portion of the amounts due under the Intercompany Notes. The aggregate amount outstanding under the Intercompany Notes at June 30, 2001 was approximately $2.9 billion.

CREDIT ARRANGEMENTS

   News Corporation and certain of its subsidiaries, including the Company, are guarantors of the obligations of NAI under various guaranteed debt instruments (the "Guaranteed Debt Instruments"). Such guarantees, including those of the Company, represent contingent and not current obligations of the Company. The principal amount of indebtedness outstanding under such Guaranteed Debt Instruments at June 30, 2001 was approximately $9.3 billion. The Guaranteed Debt Instruments mature at various times between 2002 and 2096, with a weighted average maturity of over 20 years, and are generally not redeemable prior to maturity. The indentures governing the Guaranteed Debt Instruments limit the ability of News Corporation and its subsidiaries (including the Company) to subject their properties to liens. Certain Guaranteed Debt Instruments issued prior to March 1993 also may impose limitations on the ability of News Corporation and its subsidiaries, including the Company, to incur indebtedness in certain circumstances. The Guaranteed Debt Instruments also contain customary representations, warranties, covenants and events of default. Under the terms of the Guaranteed Debt Instruments, the holders thereof have the right to require NAI to make an offer to repurchase the outstanding debt instruments in the event of a "Change of Control Triggering Event.'' A Change of Control Triggering Event occurs when the Guaranteed Debt Instrument is downgraded below investment grade following a "Change of Control" of News Corporation or an announcement of an intended Change of Control (or in the event the

Guaranteed Debt Instrument is not investment grade at such time, a reduction in the rating by one or more gradations). A Change of Control occurs when a person other than News Corporation, subsidiaries and certain affiliates of News Corporation and the Murdoch Family (as defined in the Guaranteed Debt Instruments) owns (i) 30% or more of the voting power of News Corporation's common shares or (ii) if the Murdoch Family is the beneficial owner of more than 30% of such voting power of News Corporation, a percentage greater than that owned by the Murdoch Family. Certain Guaranteed Debt Instruments require any subsidiary of News Corporation which issues any guarantee for money borrowed in excess of $50 million to guarantee all outstanding and future senior indebtedness issued by News Corporation or its affiliates pursuant to the indentures governing the Guaranteed Debt Instruments.

   The Company has also guaranteed the obligations of News Corporation and certain of its subsidiaries under the Revolving Credit Agreement. The Revolving Credit Agreement provides for borrowings of up to approximately $2.0 billion and expires on June 30, 2004. As of October 10, 2001, there were no borrowings outstanding under the Revolving Credit Agreement. The Revolving Credit Agreement contains certain covenants which, among other things, limit the ability of News Corporation and the Company to subject their properties to liens, to incur indebtedness, to make certain investments and to prepay certain indebtedness. News Corporation is also required to maintain certain financial covenants, calculated on a consolidated basis, including a leverage ratio, interest coverage ratio and fixed charge covenant ratio. The Revolving Credit Agreement also contains representations, warranties, covenants and events of default customary to senior unsecured credit facilities of similar size and nature.

   In addition to the foregoing, the Company and its subsidiaries may from time to time in the future guarantee additional obligations of News Corporation and its subsidiaries.

   Pursuant to the Master Intercompany Agreement, News Corporation has agreed to indemnify and hold the Company and its subsidiaries harmless from and against all liabilities arising from any default under the debt instruments or obligations of News Corporation or its subsidiaries (other than the Company) which have been guaranteed by the Company or its subsidiaries.

ACQUISITION OF CHRIS-CRAFT INDUSTRIES, INC. AND RELATED TRANSACTIONS

   On July 31, 2001, News Corporation acquired Chris-Craft Industries, Inc., BHC Communications, Inc. and United Television, Inc. Total consideration paid by News Corporation amounted to $2.03 billion in cash and the issuance of 68,854,209 million News Corporation American Depositary Receipts ("ADRs") (representing 275,416,836 million Preferred Ordinary Shares of News Corporation). News Corporation subsequently transferred the acquired business (excluding approximately $1.7 billion in cash) to the Company, for an exchange in which the Company issued to News Corporation approximately 122,244,272 million shares of Class A Common Stock of the Company, increasing News Corporation's equity interest from 82.76% to approximately 85.25%. Following the exchange, News Corporation's voting interest remains at 97.8%. The Company then assigned the licenses issued by the Federal Communications Commission for the acquired stations to its indirect subsidiary, Fox Television Stations, Inc., which became the licensee and controls the operations of the acquired stations. In July 2001, News Corporation entered into a binding agreement to swap KTVX-TV in Salt Lake City and KMOL-TV in San Antonio, to Clear Channel Communications, Inc. in exchange for WFTC-TV in Minneapolis (the "Clear Channel swap"). The Clear Channel swap closed on October 1, 2001. In addition, in August 2001, News Corporation entered into an Asset Exchange Agreement to swap KBHK-TV in San Francisco, recently acquired in the Chris-Craft transaction, to Viacom, Inc. ("Viacom") in exchange for WDCA-TV in Washington, DC and KTXH-TV in Houston (the "Viacom swap"). The Viacom swap is subject to FCC approval and other customary conditions.

PROPOSED ACQUISITION OF INTERNATIONAL SPORTS PROGRAMMING, LLC

   The Company and Liberty/TINTA LLC ("Liberty/TINTA"), a subsidiary of Liberty Media Corporation ("Liberty"), each own 50% of International Sports Programming, LLC ("Fox Sports International"). On July 15, 2001, under a preexisting option, Liberty exercised its right to cause Liberty/TINTA to sell its 50% interest in Fox Sports International held by Liberty/TINTA to News Corporation in exchange for 3,633,866 million ADRs of News Corporation representing 14,535,464 preferred shares subject to adjustment for dividends paid since July 1999. Under the terms of the transaction, News Corporation will transfer the acquired interest in Fox Sports International to the Company for approximately 3,632,000 million shares of Class A Common Stock of the Company. The transaction is expected to close in the second quarter of fiscal 2002.

                                  PROPOSAL 2

                        INDEPENDENT PUBLIC ACCOUNTANTS

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors has selected the firm of Arthur Andersen LLP to audit the books and accounts of the Company for the fiscal year ending June 30, 2002. The firm of Arthur Andersen LLP, independent public accountants, has audited the books and records of the Company for the previous fiscal year.

   Representatives of Arthur Andersen LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

DISCLOSURE OF AUDITOR FEES

   The following is a description of the fees billed to the Company by Arthur Andersen LLP during the year ended June 30, 2001:

Audit Fees...................................................... $2,660,000
Financial Information Systems Design and Implementation.........         --
All Other Fees..................................................  1,174,400
                                                                 ----------
   Total Fees................................................... $3,834,400
                                                                 ==========

   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and Executive Officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and the other equity securities of the Company. Officers, Directors, and persons who beneficially own more than ten percent of a registered class of the Company's equities are required by the regulations of the Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of copies of reports furnished to the Company and upon representations made, the Company believes that during the fiscal year ended June 30, 2001, except for an untimely filing on behalf of Thomas W. Jones of an Initial Statement of Beneficial Ownership, all Section 16(a) filing requirements applicable to its Officers, Directors, and greater than ten percent beneficial owners were complied with.

                                 ANNUAL REPORT

   The Annual Report of the Company for the fiscal year ended June 30, 2001 is being mailed to stockholders with this proxy statement.

                             STOCKHOLDER PROPOSALS

   Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company's 2002 Annual Meeting of Stockholders must be received by the office of the Secretary of the Company at 1211 Avenue of the Americas, New York, New York 10036 no later than June 14, 2002, for inclusion in the Company's proxy statement and form of proxy relating to such meeting. All proposals must comply with applicable Commission rules and regulations. In addition, in order for nominations or other business to be properly brought before the Company's 2002 Annual Meeting of Stockholders, stockholders must give timely notice thereof in writing to the Secretary of the Company at the Company's offices not less than 45 or more than 75 days prior to the anniversary date on which the Company first mailed its proxy materials for the preceding year's Annual Meeting; provided, however, that if the date of the Annual Meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year's Annual Meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of (i) the 90th day prior to the Annual Meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. The bylaws of the Company define "public announcement" for these purposes, as disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act, and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner; and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees.

                                 OTHER MATTERS

   The Board of Directors is not aware of any other matter other than those set forth in this proxy statement that will be presented for action at the meeting. If other matters properly come before the meeting, the persons named as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

   THE COMPANY UNDERTAKES TO PROVIDE ITS STOCKHOLDERS WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORT SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, FOX ENTERTAINMENT GROUP, INC., 1211 AVENUE OF THE AMERICAS, NEW YORK, NY 10036.

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER

                 FOX ENTERTAINMENT GROUP, INC. (THE "COMPANY")
                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE AND AUTHORITY

   The Board of Directors has established an Audit Committee with authority, responsibility and specific duties as described below.

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance and accounting that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

   . Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

   . Review and appraise the audit efforts of the Company's independent accountants and corporate audit department.

   . Provide an open avenue of communication among the independent accountants, financial and senior management, the corporate audit department, and the Board of Directors.

   The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter. The Audit Committee has the authority to investigate any activity of the Company. All employees are directed to cooperate as requested by Members of the Audit Committee. The Audit Committee is empowered to retain persons having special competence as necessary to assist the Audit Committee in fulfilling its responsibility.

II. COMPOSITION

   The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

   A non-independent Board Member may serve on the Audit Committee provided that the Board determines such service is in the best interests of the Company and its shareholders. No more than one non-independent Board Member may serve on the Audit Committee at the same time.

   All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

   The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III. MEETINGS

   The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the corporate audit department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee, or at least its Chair, should hold discussions with the independent accountants and management quarterly regarding the Company's financial statements (consistent with IV.4. below).

   Minutes of each meeting are to be prepared, and, following approval by the Audit Committee sent to the Members of the Audit.

IV. RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties, the Audit Committee shall:

   DOCUMENTS AND REPORTS
   ---------------------

    1. Review and update this Charter periodically, at least annually, as conditions dictate.

    2. Review the Company's annual and quarterly financial statements and any directly related reports submitted to any government body or the public which includes a report rendered by the independent accountants. The Audit Committee shall have discussions with management and the independent accountants with respect to financial statements to be included in the Company's Annual Report on Form 10-K. Based on the review of these financial statements and discussions with management and the independent accountants, the Audit Committee shall make a recommendation to the Board of Directors with respect to inclusion of such financial statements in the Form 10-K.

    3. Review a summary of findings from completed internal audits and a progress report on the current year's internal audit plan. When and as deemed necessary, review the individual internal audit reports to management prepared by the corporate audit department and management's response.

    4. Hold discussions with financial management and the independent accountants regarding the Quarterly Report on Form 10-Q prior to its filing with the Securities and Exchange Commission or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of these discussions.

    5. Review the disclosures regarding the Committee's composition and responsibilities and how they were discharged as included in the Company's annual Proxy Statement prior to its filing with the Securities and Exchange Commission.

   INDEPENDENT ACCOUNTANTS
   -----------------------

    6. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant. The independent accountants are ultimately accountable to the Board of Directors and the Audit Committee. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence. The Audit Committee shall receive a formal written statement from the independent accountants of all such significant relationships. The Audit Committee shall also review the fees and other compensation to be paid to the independent accountants.

    7. Meet with, discuss and review, prior to the annual audit, the scope of the audit to be performed by the independent public accountants.

   FINANCIAL REPORTING PROCESSES
   -----------------------------

    8. In consultation with management, the independent accountants, and the director of the corporate audit department, review the integrity of the Company's financial reporting processes, both internal and external.

    9. Consider the independent accountants' judgments about both the quality and the acceptability of the Company's accounting policies as applied in its financial reporting. The independent accountants shall discuss with the Audit Committee both the quality and the acceptability of the Company's accounting policies.

   10. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent accountants, management, or the corporate audit department.

   11. Review and monitor the plans and activities of the corporate audit department, including:

      .   Approving the charter of the corporate audit function;
      .   Reviewing annual internal audit plans and results of activities;
      . Reviewing the organizational structure, internal audit budget, staffing levels and related qualifications of the internal audit department; and,
      . Ascertaining how effectively the corporate audit department discharges its responsibilities.

   PROCESS IMPROVEMENT
   -------------------

   12. Following completion of the annual audit, review separately with each of management, the independent accountants and the corporate audit department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

   13. Review any significant disagreement among management and the independent accountants or the corporate audit department in connection with the preparation of the financial statements.

   14. Review with the independent accountants, the corporate audit department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

   OTHER
   -----

   15. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

   16. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

 ................................................................................

                         FOX ENTERTAINMENT GROUP, INC.
              ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 13, 2001
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned stockholder in Fox Entertainment Group, Inc. ("Corporation") hereby constitutes and appoints K. Rupert Murdock, David F. DeVoe and Arthur M. Siskind, and each of them, his true and lawful attorneys and proxies, with full power of substitution in and for each of them, to vote all shares of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 13, 2001 at Citibank, N.A., 399 Park Avenue, 12th Floor, New York, New York, at 10:00 a.m., local time, or at any postponement or adjournment thereof, on any and all of the proposals contained in the Notice of the Annual Meeting of Stockholders, with all the powers the undersigned would possess if present personally at said meeting, or at any postponement or adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ON THE REVERSE SIDE.

(Continued and to be signed and dated on the other side)

                                                FOX ENTERTAINMENT GROUP, INC.
                                                P.O. BOX 11131
                                                NEW YORK, N.Y. 10203-0131

 ................................................................................

                             Detach Proxy Card Here

                             \/                  \/
 ................................................................................

        [_]

THE DIRECTORS RECOMMEND A VOTE FOR PROPOSAL 1

1. Election of Directors

   FOR all nominees listed below [_]

   WITHHOLD AUTHORITY to vote for all nominees listed below [_]

  *EXCEPTIONS [_]

Nominees: K. Rupert Murdoch, Peter Chernin, Chase Carey, David F. DeVoe, Arthur
M. Siskind, Christos M. Cotsakos, Laura D'Andrea Tyson and Thomas W. Jones. *(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and strike a line through that nominee's name.)

                  THE DIRECTORS RECOMMEND A VOTE FOR PROPOSAL 2

2. Proposal to ratify Arthur Andersen LLP as independent accountants.

                         FOR [_] AGAINST [_] ABSTAIN [_]


                                                  Change of Address and
                                                 or Comments Mark Here [_]

                                        The above named proxies are granted
                                        the authority, in their discretion,
                                        to act upon such other matters as may
                                        properly come before the meeting or any
                                        postponement or adjournment thereof.


                                        Dated:__________________________, 2001


                                        ______________________________________
                                                     Signature(s)

                                        ______________________________________
                                                      Signatures

                                        Votes must be indicated
                                        (x) in Black or Blue ink. [X]


Please sign exactly as your name appears and return this proxy immediately in the enclosed stamped self-addressed envelope.

 ................................................................................


                         [TEXT TO RIGHT OF PROXY CARD]

                               Please Detach Here
                 You Must Detach This Portion of the Proxy Card
               \/ Before Returning it in the Enclosed Envelope \/